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                                                                  Exhibit 1.2

                                                         Brobeck Hale and Dorr
                                                         Draft of June 1, 1998


                             4FRONT TECHNOLOGIES, INC.

                                800,000 Shares (1)


(1) Plus an option to purchase from the Company up to 120,000 additional shares to cover over-allotments.



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                                    Common Stock


                               UNDERWRITING AGREEMENT
                               (International Version)

                                                                 _____ __, 1998


HAMBRECHT & QUIST EUROMARKETS
Panmure Gordon & Co. Limited
As International Managers
  c/o Hambrecht & Quist Euromarkets
  The Registry
  Royal Mint Court
  London EC3N 4EY

Ladies and Gentlemen:

     4Front Technologies, Inc., a Delaware corporation (herein called the Company), proposes to offer and sell 686,800 shares of its authorized but unissued Common Stock, par value $.001 per share (herein called the Common Stock), and the shareholders of the Company named in Schedule II hereto (herein collectively called the Selling Securityholders) propose to sell an aggregate of 113,200 shares of Common Stock (said 800,000 shares of Common Stock being herein called the Underwritten Stock). The Company proposes to grant to the International Managers (as hereinafter defined) an option to purchase up to 120,000 additional shares of Common Stock (herein called the Option Stock and with the Underwritten Stock herein collectively called the Stock). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

     The Company and the Selling Securityholders severally hereby confirm the agreements made with respect to the purchase of the Stock by the several International Managers, for whom you are acting, named in Schedule I hereto (herein collectively called the International Managers, which term shall also include any Manager purchasing Stock pursuant to Section 2(b) hereof). You represent and warrant that you have been authorized by each of the other International Managers to enter into this Agreement on its behalf and to act for it in the manner herein provided.

     It is understood by all the parties that the Company and the Selling Securityholders are concurrently entering into an agreement (the "U.S. Underwriting Agreement") providing for the sale of 3,200,000 shares of Common Stock in an offering to be conducted in the United States and Canada on the Nasdaq National Market (the "U.S. Offering), through arrangements with certain Managers in the United States, Hambrecht & Quist LLC, First Albany Corporation, Wheat First Securities, Inc. and Kaufman Bros., L.P. (the "U.S. Underwriters"), providing for the sale of 2,747,192 shares of Common Stock by the Company and 452,808 shares of Common Stock by the Selling Securityholders and an overallotment option from the Company. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the U.S. Underwriting Agreement are hereby made expressly conditional on one another.

     The International Managers hereunder and the U.S. Managers are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement Between Syndicates"), which provides, among other things, that Hambrecht & Quist LLC shall act as the global coordinator for the


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offering of the Common Stock and for the transfer of Common Stock between the two syndicates and for consultation by the lead Manager hereunder with Hambrecht & Quist LLC prior to exercising the rights of the International Managers under Section 8 herof.

     The prospectuses for the U.S. Offering and for the International Offering are identical, except that the prospectus for the International Offering includes an Exhibit A incorporating certain additional information required by EASDAQ.

     In addition, this Agreement incorporates by reference certain provisions from the U.S. Underwriting Agreement (including the related definitions of terms, which are also used elsewhere herein) and, for purposes of applying the same, references (whether in these precise words or their equivalent) in the incorporated provisions to the U.S. Underwriters shall be to the International Managers hereunder, to the Common Stock or the Stock shall be to the Common Stock or the Stock hereunder as just defined, to this Agreement (meaning therein the U.S. Underwriting Agreement) shall be to this Agreement (except where this Agreement is already referred to or as the context may otherwise require) and to the Managers or to Hambrecht & Quist LLC shall be to the addressees of this Agreement and to Hambrecht & Quist Euromarkets, and in general, all such provisions and defined terms shall be applied mutatis mutandis as if the incorporated provisions were set forth in full herein having regard to their context in this Agreement as opposed to the U.S. Underwriting Agreement.

     1. Representations and Warranties of the Company and the Significant Selling Securityholders. The Company, the Significant Selling Securityholders and each of the several Selling Securityholders hereby make to the International Managers the same respective representations and warranties as are set forth in Section 2 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

     2.   Purchase of the Stock by the International Managers.

          (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 686,800 shares of the Underwritten Stock to the several International Managers, each Selling Securityholder agrees to sell to the several International Managers the number of shares of the Underwritten Stock set forth in Schedule II opposite the name of such Selling Securityholder, and each of the International Managers agrees to purchase from the Company and the Selling Securityholders the respective aggregate number of shares of Underwritten Stock set forth opposite its name in
     Schedule I. The price at which such shares of Underwritten Stock shall be sold by the Company and the Selling Securityholders and purchased by the several International Managers shall be $___ per share. The obligation of each International Manager to the Company and each of the Selling Securityholders shall be to purchase from the Company and the Selling Securityholders that number of shares of the Underwritten Stock which represents the same proportion of the total number of shares of the Underwritten Stock to be sold by each of the Company and the Selling Securityholders pursuant to this Agreement as the number of shares of the Underwritten Stock set forth opposite the name of such International Manager in Schedule I hereto represents of the total number of shares of


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     the Underwritten Stock to be purchased by all International Managers pursuant to this Agreement, as adjusted by you in such manner as you deem advisable to avoid fractional shares. In making this Agreement, each International Manager is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 2, the agreement of each International Manager is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

          (b) If for any reason one or more of the International Managers shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 or 8 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such International Manager or International Managers, the Company or the Selling Securityholders shall immediately give notice thereof to you, and the non-defaulting International Managers shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other International Managers to purchase, in such proportions as may be agreed upon between you and such purchasing International Manager or International Managers and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting International Manager or International Managers agreed to purchase. If the non-defaulting International Managers fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each non-defaulting International Manager is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting International Manager or International Managers agreed to purchase; provided, however, that the non-defaulting International Managers shall not be obligated to purchase the shares and portion which the defaulting International Manager or International Managers agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which al International Managers agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting International Manager or International Managers agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company and the Selling Securityholders shall have the right, within 24 hours next succeeding the 24hour period above referred to, to make arrangements with other International Managers or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company and the Selling Securityholders shall have the right to postpone the Closing Date determined as provided in
     Section 4 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 4 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting International Managers nor the Company and the Selling Securityholders shall make arrangements within the



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     24hour periods stated above for the purchase of all the shares of the
     Stock which the defaulting International Manager or International Managers agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company or the Selling Securityholders to any non-defaulting International Manager and without any liability on the part of any non-defaulting International Manager to the Company or the Selling Securityholders. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting International Manager from liability in respect of any default of such International Manager under this Agreement.

          (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several International Managers to purchase, severally and not jointly, up to 120,000 shares in the aggregate of the Option Stock from the Company at the same price per share as the International Managers shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the International Managers and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several International Managers are exercising the option. If exercised, the option to purchase Option Shares hereunder must be exercised simultaneously with the exercise (if any) by the U.S. Underwriters of the corresponding option under the U.S. Underwriting Agreement, and the closing of the sale of the Option Stock hereunder shall take place simultaneously with the sale of Option Stock under the U.S. Underwriting Agreement. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in
     Section 4 hereof. The number of shares of the Option Stock to be purchased by each International Manager shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several International Managers as such International Manager is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.


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     3.   Offering by International Managers.

          (a) The terms of the initial public offering by the International Managers of the Stock to be purchased by them shall be as set forth in the Prospectus. The International Managers may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

          (b) The information set forth in the last paragraph on the front cover page and under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the International Managers) constitutes the only information furnished by the International Managers to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective International Managers represent and warrant to the Company that the statements made therein are correct.

     4.   Delivery of and Payment for the Stock.

          (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 2(c) hereof shall have been exercised not later than 7:00 A.M., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Brobeck Hale and Dorr International, London, at 11:00 a.m. London time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company, the Selling Securityholders and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 2(b) hereof) are herein called the Closing Date.

          (b) If the option granted by Section 2(c) hereof shall be exercised after 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Brobeck Hale and Dorr International, London, at 11:00 a.m. London time, on the third business day after the exercise of such option.

          (c) Payment for the Stock purchased from the Company shall be made to the Company or its order, and payment for the Stock purchased from the Selling Securityholders shall be made to the Custodian, for the account of the Selling Securityholders, in each case in U.S. dollars by one or more
     certified or official bank check or checks in same day funds.   Such
     payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several International


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     Managers against receipt therefor signed by you.  Certificates for the
     Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Managers for inspection, checking and packaging at the offices of Lewco Securities Corporation, 34 Exchange Place, Harborside Financial Plaza 2, Jersey City, NJ 07311, on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

          It is understood that you, individually and not on behalf of the International Managers, may (but shall not be obligated to) make payment to the Company and the Selling Securityholders for shares to be purchased by any International Manager whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such International Manager. Any such payment by you shall not relieve such International Manager from any of its obligations hereunder.

     5. Further Agreements of the Company and the Selling Securityholders. Each of the Company and the Selling Securityholders hereby makes with the International Managers the same agreements as are set forth in Section 6 of the U.S. Underwriting Agreement, which Section is incorporated herein by reference.

     6.   Indemnification and Contribution.

          (a) Subject to the provisions of paragraph (f) of this Section 6, the Company and the Significant Selling Securityholders jointly and severally agree and the Selling Securityholders (other than the Significant Selling Securityholders) severally and not jointly agree to indemnify and hold harmless each International Manager and each person (including each partner or officer thereof) who controls any International Manager within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act or the common law or otherwise, and the Company and the Significant Selling Securityholders jointly and severally agree and the Selling Securityholders (other than the Significant Selling Securityholders) severally and not jointly agree to reimburse each such International Manager and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not

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     misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission and/or the Belgian Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company and the Selling Securityholders contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any International Manager for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any International Manager from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such International Manager) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person (excluding the documents incorporated therein by reference) and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 5 hereof (as incorporated from the U.S. Underwriting Agreement), and (3) each Selling Securityholder (other than the Significant Selling Securityholders) shall only be liable under this paragraph with respect to (A) information pertaining to such Selling Securityholder furnished by or on behalf of such Selling Securityholder expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto or (B) facts that would constitute a breach of any representation or warranty of such Selling Securityholder set forth in Section 1 hereof. The indemnity agreements of the Company and the Selling Securityholders contained in this paragraph (a) and the representations and warranties of the Company and the Selling Securityholders contained in Section1 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

          (b) Each International Manager severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other International Manager and each person (including each partner or officer thereof) who


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     controls the Company or any such other International Manager within the meaning of Section 15 of the Securities Act, and the Selling Securityholders from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon
     (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying International Manager for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each International Manager contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

          (c)   Each party indemnified under the provision of paragraphs (a) and
     (b) of this Section 6 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the Notice) of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or


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     parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 6 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

          (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 6, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a


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     result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 6 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Securityholders on the one hand and the International Managers on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the Selling Securityholders and the total underwriting discount received by the International Managers, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

          The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no International Manager shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such International Manager. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Managers' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 6).

          (e) Neither the Company nor the Selling Securityholders will, without the prior written consent of each International Manager, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding


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     in respect of which indemnification may be sought hereunder (whether or not such International Manager or any person who controls such International Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such International Manager and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

          (f) The liability of each Selling Securityholder (other than the Significant Selling Securityholders) under such Selling Securityholder's representations and warranties contained in Section 1 hereof and under the indemnity and reimbursement agreements contained in the provisions of this
     Section 6 and Section 10 hereof shall be limited to an amount equal to the net proceeds from the Stock sold by such Selling Securityholder to the International Managers. The Company and the Selling Securityholders may agree, as among themselves and without limiting the rights of the International Managers under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

     7. Termination. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company and the Selling Securityholders if after the date of this Agreement trading in the Common Stock shall have been suspended on Nasdaq or EASDAQ, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or any member country of the European Union or the declaration of war or a national emergency by the United States or any member country of the European Union on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the International Managers' reasonable judgment, make the offering or delivery of the Stock impracticable,
(iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, The Nasdaq Stock Market or EASDAQ, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the International Managers' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company,
(v) declaration of a banking moratorium by The Bank of England or any U.S. federal or New York State authorities or (vi) the taking of any action by The Bank of England or any U.S. federal, state or local government or agency in respect of its monetary or fiscal affairs which in the International Managers' reasonable opinion has a material adverse effect on the securities markets in the United States or the European Union. If this Agreement shall be terminated pursuant to this Section 7, there shall be no liability of the Company or the Selling Securityholders to the International Managers and no liability of the International Managers to the Company or the Selling Securityholders; provided, however, that in the event of any such termination the Company and the Selling Securityholders agree to indemnify and hold harmless the International Managers from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 of the U.S. Underwriting Agreement.

     8. Conditions of International Managers' Obligations. Subject to the Agreement Between Syndicates, the obligations of the several International Managers to purchase and pay for the Stock shall be subject to the performance by the Company and by the Selling Securityholders of all their respective obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and additional conditions identical to those set forth in Section 9 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference; provided that the reference in Section 9(k) of the U.S. Underwriting Agreement to the International Underwriting Agreement shall be deemed to refer to the U.S. Underwriting Agreement and the reference therein to Sections 8 and 9 shall be deemed to refer to Sections 9 and 10.

     9. Conditions of the Obligation of the Company and the Selling Securityholders. The obligation of the Company and the Selling Securityholders to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective, (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission, (c) the International Prospectus shall have become effective on EASDAQ and no suspension thereof shall be in effect, and (d) the U.S. Underwriting Agreement shall not have been terminated and all of the conditions set forth in Sections 9 and 10 thereof shall have been satisfied or waived.

     In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by the Company and the Selling Securityholders by giving notice to you. Any such termination shall be without liability of the Company and the Selling Securityholders to the International Managers and without liability of the International Managers to the Company or the Selling Securityholders; provided, however, that in the event of any such termination the Company and the Selling Securityholders jointly and severally agree to indemnify and hold harmless the International Managers from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 of the U.S. Underwriting Agreement.

     10. Reimbursement of Certain Expenses. Each of the Company and the Selling Securityholders hereby jointly and severally agree to pay or cause to be paid certain expenses on the same terms as are set forth in Section 11 of the U.S. Underwriting Agreement, which Section is incorporated herein by this Reference.

     11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of the Company, the Selling Securityholders and the several International Managers and, with respect to the provisions of Section 6 hereof, the several parties (in addition to the Company, the Selling Securityholders and the several International Managers) indemnified under the provisions of said Section 6, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several International Managers.

     12. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the International Managers, shall be mailed, telegraphed or delivered to Hambrecht & Quist Euromarkets, The Registry, Royal Mint Court, London EC3N 4EY, England; and if to the Company, shall be mailed, telegraphed or delivered to 4Front Technologies, 4Front Technologies, Inc., 57A Hatton Garden, London EC1N 8JD, England; and if to the Selling Securityholders, shall be mailed, telegraphed or delivered to the Selling Securityholders in care of Anil Doshi at 4Front Technologies, Inc. at the above address. All notices given by telegraph shall be promptly confirmed by letter.

     13. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any International Manager or controlling person thereof, or by or on behalf of the Company or the Selling Securityholders or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraphs (l) of Section 6 of the U.S. Underwriting Agreement shall be of no further force or effect.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

Please sign and return to the Company and to the Selling Securityholders in care of the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company, the Selling Securityholders and the several International Managers in accordance with its terms.

                                   Very truly yours,

                                   4FRONT TECHNOLOGIES, INC.



                                   By
                                      --------------------------
                                   [Name]
                                   [Title]




                                   SELLING SECURITYHOLDERS:
                                   [List Names]



                                   By
                                      --------------------------
                                   [Attorney-in-Fact]


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

HAMBRECHT & QUIST EUROMARKETS
Panmure Gordon & Co. Limited
  By Hambrecht & Quist Euromarkets



By
   ---------------------------
Managing Director

Acting on behalf of the several International Managers, including themselves, named in Schedule I hereto.

                                    SCHEDULE I

                              INTERNATIONAL MANAGERS


                                                                    Number of
                                                                   Shares to be
Managers                                                            Purchased
--------                                                           ------------

Hambrecht & Quist Euromarkets

Panmure Gordon & Co. Limited   . . . . . . . . . .                   ________

          Total. . . . . . . . . . . . . . . . . .                   800,000

                                     SCHEDULE II

                               SELLING SECURITYHOLDERS


                                                                      Number of
Name of                                                                 Shares
Selling Securityholders                                              to be Sold
-----------------------                                              ----------

The Claudius Trust . . . . . . . . . . . . . . . . . . . . . . .       16,000
Mark Ellis . . . . . . . . . . . . . . . . . . . . . . . . . . .        9,000
Peter Wellings . . . . . . . . . . . . . . . . . . . . . . . . .        8,460
Kenneth Newell . . . . . . . . . . . . . . . . . . . . . . . . .        8,000
Terence Burt . . . . . . . . . . . . . . . . . . . . . . . . . .        8,000
Stuart Doshi . . . . . . . . . . . . . . . . . . . . . . . . . .        8,000
Mark McVeigh . . . . . . . . . . . . . . . . . . . . . . . . . .        5,000
Joe Huard. . . . . . . . . . . . . . . . . . . . . . . . . . . .        4,800
Miller & Holguin . . . . . . . . . . . . . . . . . . . . . . . .        4,540
Chris Hervey . . . . . . . . . . . . . . . . . . . . . . . . . .        4,000
Simon Andrews. . . . . . . . . . . . . . . . . . . . . . . . . .        4,000
James Sutherland . . . . . . . . . . . . . . . . . . . . . . . .        3,200
Craig Kleinman . . . . . . . . . . . . . . . . . . . . . . . . .        3,000
Bruce Horowitz . . . . . . . . . . . . . . . . . . . . . . . . .        2,500
Marvin Susemihl. . . . . . . . . . . . . . . . . . . . . . . . .        2,500
Massoud Kharazian. . . . . . . . . . . . . . . . . . . . . . . .        2,500
Arthur Keith Ross. . . . . . . . . . . . . . . . . . . . . . . .        2,000
Peter Blowitz. . . . . . . . . . . . . . . . . . . . . . . . . .        2,000
Philip Mendonca. . . . . . . . . . . . . . . . . . . . . . . . .        2,000
Stephen McDonnell. . . . . . . . . . . . . . . . . . . . . . . .        2,000
Walter Hendricks . . . . . . . . . . . . . . . . . . . . . . . .        2,000
Andrew Gueritz . . . . . . . . . . . . . . . . . . . . . . . . .        1,500
Paul Banko . . . . . . . . . . . . . . . . . . . . . . . . . . .        1,200
Keith Brackpool. . . . . . . . . . . . . . . . . . . . . . . . .        1,000
David Bampton. . . . . . . . . . . . . . . . . . . . . . . . . .          800
John Fox . . . . . . . . . . . . . . . . . . . . . . . . . . . .          500
Michael Seymour. . . . . . . . . . . . . . . . . . . . . . . . .          500
John Walduck . . . . . . . . . . . . . . . . . . . . . . . . . .          350
Marina McGovern. . . . . . . . . . . . . . . . . . . . . . . . .          350
Paul Leonard . . . . . . . . . . . . . . . . . . . . . . . . . .          350
Audrey Manning . . . . . . . . . . . . . . . . . . . . . . . . .          300
Lindsay Baugh. . . . . . . . . . . . . . . . . . . . . . . . . .          300
Tim Baugh. . . . . . . . . . . . . . . . . . . . . . . . . . . .          300
Chris Arnold . . . . . . . . . . . . . . . . . . . . . . . . . .          200
Allison McKie. . . . . . . . . . . . . . . . . . . . . . . . . .          150
Amanda Williams. . . . . . . . . . . . . . . . . . . . . . . . .          150

                                                                      Number of
Name of                                                                 Shares
Selling Securityholders                                              to be Sold
-----------------------                                              ----------

Andrew Cowl. . . . . . . . . . . . . . . . . . . . . . . . . . .          150
Bryan Parnham. . . . . . . . . . . . . . . . . . . . . . . . . .          150
Claire Savage. . . . . . . . . . . . . . . . . . . . . . . . . .          150
Gary Rawlins . . . . . . . . . . . . . . . . . . . . . . . . . .          150
Jason Goddard. . . . . . . . . . . . . . . . . . . . . . . . . .          150
Keith Sponder. . . . . . . . . . . . . . . . . . . . . . . . . .          150
Lorna Reynolds . . . . . . . . . . . . . . . . . . . . . . . . .          150
Mayur Morjaria . . . . . . . . . . . . . . . . . . . . . . . . .          150
Paul Barrie. . . . . . . . . . . . . . . . . . . . . . . . . . .          150
Peter Lees . . . . . . . . . . . . . . . . . . . . . . . . . . .          150
Samantha Thompson. . . . . . . . . . . . . . . . . . . . . . . .          150
David Mullender. . . . . . . . . . . . . . . . . . . . . . . . .          100

        Total  . . . . . . . . . . . . . . . . . . . . . . . . .      113,200
                                                                     --------
                                                                     --------


18